Exhibit 10.1

2006 STOCK INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Private & Confidential (Addressee Only)

Jerald G. Fishman

We are pleased to advise you (the “Participant”) that Analog Devices, Inc., a Massachusetts corporation (the “Company”), has granted to the Participant that number of Restricted Stock Units (“RSUs”) set forth below, subject to the terms and conditions of the Analog Devices, Inc. 2006 Stock Incentive Plan (the “Plan”) and this Global Restricted Stock Unit Agreement, (the “Agreement”). All terms not defined in this Agreement shall have the meaning set forth in the Plan.

1.	Restricted Stock Unit.

Subject to the terms and conditions of the Plan and this Agreement, the Company has granted to the Participant that number of RSUs (the “Award”) effective on the Date of Grant set forth below:

Date of Grant:	October 15, 2012

Number of RSUs:	200,000

Vesting Schedule:	66,666 RSUs shall vest on December 15, 2013
66,667 RSUs shall vest on December 15, 2014
and 66,667 RSUs shall vest on December 15, 2015

Each one (1) RSU shall, if and when it vests in accordance with this Agreement, automatically convert into one (1) share of common stock, US$0.16 2/3 par value, of the Company (“Common Stock”) issuable as provided below. The RSUs are subject to the vesting provisions set forth in Section 2, the restrictions on transfer set forth in Section 3 and the right of the Company to retain Shares (as defined below) pursuant to Section 6.

2.	Vesting and Conversion.

(a)	Subject to the terms of the Plan and this Agreement, the RSUs shall vest in accordance with the schedule set forth in Section 1. For purposes of this Agreement, RSUs that have not vested as of any particular time in accordance with this Section 2(a) are referred to as “Unvested RSUs.” The shares of Common Stock that are issuable upon the vesting and conversion of the RSUs are referred to in this Agreement as “Shares.” As soon as administratively practicable after the issuance of any Shares upon the vesting and conversion of RSUs, and subject to the terms and conditions set forth herein, the Company shall deliver or cause to be delivered evidence (which may include a book entry by the Company’s transfer agent) of the Shares so issued in the name of the Participant to the brokerage firm designated by the Company to maintain the brokerage account established for the Participant. Notwithstanding the foregoing, the Company shall not be obligated to issue Shares to or in the name of the Participant upon the vesting and conversion of any RSUs unless the issuance of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

(b)	The RSUs shall continue to vest in accordance with Section 1 above as long as Participant is either an employee of the Company or member of the Board of Directors of the Company (the “Board”). If, following the termination of Participant’s employment with the Company, the Participant and the Board mutually agree that Participant shall cease to serve as a member of the Board prior to the conclusion of his elected term or the Board does not nominate Participant for re-election to the Board, all Unvested RSUs shall vest in full as of Participant’s cessation of service as a member of the Board.

(c)	If (i) the Participant voluntarily terminates his employment with the Company prior to the appointment of a successor Chief Executive Officer of the Company or, after such appointment, Participant elects to resign as a member of the Board (other than by mutual agreement as set forth in Section 2(b) above) or elects not to stand for re-election as a member of the Board despite the Board’s request that he do so, or (ii) the Participant’s employment is terminated by the Company for “Cause” (as defined in the Amended and Restated Employment Agreement between Participant and the Company dated January 14, 2010 (the “Employment Agreement”)), then all of the Unvested RSUs as of such termination of employment or service shall terminate and be cancelled immediately and automatically, and the Participant shall have no further rights with respect to such Unvested RSUs.

(d)	In the event the Participant’s employment with the Company is terminated by reason of the Participant’s death or Disability (as defined in the Employment Agreement), all Unvested RSUs shall vest in full as of the date of such termination.

(e)	Upon the earlier of (i) the consummation of Change in Control Event (as defined in the Plan), or (ii) any termination of Participant’s employment by the Company without Cause or by Participant for Good Reason (as defined in the Employment Agreement), other than upon or in connection with the appointment of a successor Chief Executive Officer of the Company, all Unvested RSUs shall vest in full.

3.	Restrictions on Transfer.

(a)	The Participant shall not sell, assign, transfer, pledge or otherwise encumber any RSUs, either voluntarily or by operation of law.

(b)	The Company shall not be required (i) to transfer on its books any of the RSUs which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such RSUs any transferee to whom such RSUs have been transferred in violation of any of the provisions contained herein.

4.	Not a Shareholder. The RSUs represent an unfunded, unsecured promise by the Company to deliver Shares upon vesting and conversion of the RSUs, and until vesting of the RSUs and issuance of the Shares, the Participant shall not have any of the rights of a shareholder with respect to the Shares underlying the RSUs. For the avoidance of doubt, the Participant shall have no right to receive any dividends and shall have no voting rights with respect to the Shares underlying the RSUs for which the record date is on or before the date on which the Shares underlying the RSUs are issued to the Participant.

5.	Provisions of the Plan. The RSUs and Shares, including the grant and issuance thereof, are subject to the provisions of the Plan. A copy of the Plan prospectus is available on the Company’s Intranet at http://signals.corpnt.analog.com/default.aspx. (From Signals home page, click Knowledge Centers, HR, Employee Stock Programs. The related documents can be found in the right-hand column).

6.	Withholding Taxes.

(a)	Regardless of any action the Company and/or the Employer, if different, takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally applicable to the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)	Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the methods set forth below:

(i)	the Company may withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the RSUs that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items (determined by reference to the closing price of the Common Stock on the NASDAQ Global Select Market on the applicable vesting date).

(ii)	the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant; or

(iii)	the Company may withhold from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization).

In the event the withholding requirements are not satisfied through the withholding of Shares or through the Participant’s salary or other amounts payable to the Participant, no Shares will be issued upon vesting of the RSUs unless and until satisfactory arrangements (as determined by the Compensation Committee of the Board of Directors) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and/or the Employer determine, in each of its sole discretion, must be withheld or collected with respect to such RSUs. No fractional Shares will be withheld or issued pursuant to the grant of the RSUs and the issuance of Shares hereunder. By accepting this grant of RSUs, the Participant expressly consents to the withholding of Shares and/or cash as provided for hereunder. All other Tax-Related Items related to the RSUs and any Shares delivered in payment thereof are the Participant’s sole responsibility.

7.

Option of Company to Deliver Cash. Notwithstanding any of the other provisions of this Agreement, where share settlement is otherwise prohibited under local law or may present adverse tax consequences to the Participant, at the time the RSUs vest, the Company may elect, in the sole discretion of the Compensation Committee of the Board of Directors, to deliver by wire transfer to the Participant in lieu of Shares an equivalent amount of cash (determined by reference to the closing price of the Common Stock on the

NASDAQ Global Select Market on the applicable vesting date). If the Company elects to deliver cash to the Participant, the Company is authorized to retain such amount as is sufficient in the opinion of the Company to satisfy the Tax-Related Items withholding obligations of the Company pursuant to Section 6 herein.

8.	Other Legal Requirements. The Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with all laws, rules and regulations applicable to the Participant. Also, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all laws, rules and regulations applicable to the Participant.

9.	Miscellaneous.

(a)	No Rights to Employment. The grant of the RSUs shall not confer upon the Participant any right to continue in the employ of the Company or the Employer, nor limit in any way the right of the Company or the Employer to terminate the Participant’s employment at any time. The vesting of the RSUs pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions, if any, and continuing service as an employee at the will of the Company or the Employer (not through the act of being hired or engaged or being granted the RSUs hereunder).

(b)	Discretionary Nature. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The Participant’s participation in the Plan is voluntary. The grant of the RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs or any other award under the Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company or the Employer. The RSUs and income from such RSUs shall not be included in any calculation of severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(c)	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e)	Notice. Each notice relating to this Award shall be in writing (which shall include electronic form) and delivered in person, electronically or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at Analog Devices, Inc., Three Technology Way, Norwood, Massachusetts, 02062, Attention: Chief Financial Officer. Each notice to the Participant shall be addressed to the Participant at the Participant’s last known mailing or email address, as applicable, on the records of the Company.

(f)	Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)	Entire Agreement. This Agreement and the Plan constitute the entire understanding between the parties, and supersede all prior agreements and understandings, relating to the subject matter of these documents.

(h)	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

(i)	Compliance with Laws. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

(j)	Interpretation. The interpretation and construction of any terms or conditions of this Agreement or the Plan, or other matters related to the Plan, by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.

(k)	Participant’s Acceptance. The Participant is urged to read this Agreement carefully and to consult with his or her own legal counsel regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Award, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Agreement and the provisions of the Plan.

(l)	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(m)	English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the RSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(n)	Additional Requirements. The Company reserves the right to impose other requirements on the RSUs, any Shares acquired pursuant to the RSUs, and the Participant’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(o)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any non-cash distribution to holders of Common Stock, the number of RSUs, and Shares issuable upon vesting and conversion thereof, shall be appropriately adjusted in such manner as shall be determined by the Compensation Committee of the Board of Directors of the Company.

(p)	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Neil Novich
Chairman of Compensation Committee

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